Linear Technology Stockholders Approve Merger Agreement with Analog Devices

MILPITAS, CA, October 18, 2016 – Linear Technology Corporation (NASDAQ: LLTC) (“Linear Technology”) announced that, based on a preliminary vote tally from Linear Technology’s Annual Meeting of Stockholders held earlier today, Linear Technology’s stockholders approved the merger agreement under which Analog Devices, Inc. (NASDAQ: ADI) (“Analog Devices”) will acquire Linear Technology.  Stockholders also approved the election of the seven Linear Technology directors that were nominated for election and other proposals relating to the transaction.

Approximately 99% of voting LLTC stockholders cast their votes in favor of the proposal to approve the merger agreement, representing approximately 79% of LLTC’s outstanding common stock as of the record date for the Annual Meeting of Stockholders. The final vote results will be reported on a Current Report on Form 8-K that Linear Technology will file with the Securities and Exchange Commission.

Lothar Maier, Linear Technology CEO, commented “Today our shareholders voted overwhelmingly to approve the combination of Linear Technology and Analog Devices.  This highly complementary combination will provide our customers unparalleled access to a broad portfolio of high performance analog and power management products. We are excited and optimistic about the opportunities this creates for shareholders, customers and employees.”

The parties continue to expect the transaction to close in the first half of 2017, subject to receipt of regulatory approvals and satisfaction of customary closing conditions.

About Linear Technology

Linear Technology, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for closing of the transaction between Analog Devices, Inc. (“Analog Devices”) and Linear Technology Corporation (“Linear Technology”), goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, expected benefits and synergies of the transaction, Analog Devices’ expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’ following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology’s or Analog Devices’ business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Analog Devices’ and Linear Technology’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Analog Devices’ and Linear Technology’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.